EXHIBIT 1

MEMBERS OF FILING GROUP

V. Prem Watsa
1109519 Ontario Limited
The Sixty Two Investment Company Limited
810679 Ontario Limited
Fairfax Financial Holdings Limited
Odyssey Reinsurance Corporation
United States Fire Insurance Company